Exhibit 11

                             BNP U.S. FUNDING L.L.C.

                   COMPUTATION OF NET LOSS PER COMMON SECURITY

                      (in thousands, except per share data)

                                                              For the Year Ended
                                                               December 31, 2003
                                                               -----------------
Net income                                                        $ 22,759
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Less:  preferred securities dividend requirement                    38,690
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Net loss applicable to common securities                          $(15,931)
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Securities:
Weighted average number of common securities outstanding            53,011
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Net loss per common security                                      $(300.52)
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